DISCRETIONARY OPTION AGREEMENT


          DISCRETIONARY OPTION AGREEMENT dated as of this 3rd day of February, 1997, providing for the granting of certain options by Blue Bird Corporation, a Delaware corporation (the "Corporation"), to Bobby G. Wallace, an employee of the Corporation or of a subsidiary of the Corporation (the "Employee").

          As of April 15, 1992, the Corporation has duly adopted the Blue Bird Corporation Management Stock Option Plan (the "Plan"), which is incorporated herein by reference. Un-less otherwise expressly stated, all defined terms herein shall have the same meanings ascribed to them in the Plan. In accordance with Section 7 of the Plan, the Employee is to be granted options under the Plan to buy shares of common stock, par value $.01 per share (the "Shares") of the Corporation.

          1. NUMBER OF SHARES, DISCRETIONARY OPTION PRICE. The Corporation hereby irrevocably grants to the Employee 40,000 options (the "Discretionary Options"), which are not intended to be Incentive Stock Options as defined in Section 422 of the Code, to purchase 40,000 Shares (the "Discretionary Option Shares") at an exercise price of $9 per Share (the "Option Price") on the terms and subject to the conditions set forth herein. Except as explicitly provided for in an agreement among the Corporation, the Management Investors and others, dated as of April 15, 1992 (the "Stockholders' Agreement"), the holder of the Discretionary Options shall not have any of the rights of a stockholder with respect to any Discretionary Option Shares unless and until the Employee has paid the Option Price with respect thereto in full.

          2. PERIOD OF DISCRETIONARY OPTIONS AND CONDITIONS OF EXERCISE. (a) The term of the Discretionary Options and of this Agreement shall commence on the date hereof (the "Date of Grant") and terminate upon the earlier of (i) April 16, 2002 (the "Expiration Date") and (ii) the time at which any Discretionary Options are completely terminated pursuant to
Section 3 hereof. Upon the termination of a Discretionary Option in accordance with the provisions herein, all rights of the Employee with respect to the Discretionary Options hereunder and in connection with the Discretionary Options under the Plan shall cease.

          (b) The Discretionary Options shall be fully vested and exercisable from the Date of Grant.
          (c) The Corporation need not issue fractional Shares upon the exercise of the Discretionary Options but in lieu thereof shall pay to the holder exercising the

Discretionary Options the Fair Value Price of such fractional Shares (determined in accordance with the Stockholders' Agreement). The right of the holder of the Discretionary Options to purchase Discretionary Option Shares may be exercised in whole or in part at any time and from time to time prior to the earlier of the Expiration Date and, as to any portion of the Discretionary Options, the time at which such portion is terminated pursuant to Section 3.

          3. TERMINATION UPON TERMINATION OF EMPLOYMENT. Except in circumstances specified in the following sentence, the Plan and the Stockholders' Agreement, the Discretionary Options shall terminate immediately upon the Employee's ceasing to be a full-time employee of the Corporation or any of its subsidiaries. The time at which any Discretionary Option shall terminate shall be the earliest to occur of (x) the Expiration Date, (y) the close of business on the date on which the Employee exercises a Put Right with respect to any Shares owned by him or her pursuant to the Stockholders' Agreement and (z) the following dates:

                   (i)   the thirtieth day after the date
               upon which the Employee ceases to be a full-time employee of the Corporation or any of its subsidiaries unless he or she ceases to be an employee in a manner described in subsection (ii) or (iii) below;

                  (ii)   the one hundred and eightieth day
               after the date of the death of the Employee if the Employee dies before the time at which any Discretionary Option terminates; or

                 (iii)   immediately upon the Employee's vol-
               untary termination of employment (without
               Cause and not upon the occasion of his or her Retirement or Disability (as such terms are defined in the Stockholders' Agreement)) or termination of employment by the Corporation or any of its subsidiaries for Cause.

          4.  NON-TRANSFERABILITY OF DISCRETIONARY OPTIONS;
DEATH OF EMPLOYEE. No Discretionary Option nor this Agreement may be transferred by the Employee except that the contract rights under the Stockholders' Agreement with respect to any Discretionary Option may be transferred to the estate of a deceased Employee, and, further, during the lifetime of the Employee, the Discretionary Options may be exercised only by him or her. More particularly, but without limiting the generality of the foregoing, the Discretionary Options may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, at-tachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Discretionary Options contrary to the provisions hereof shall be null and void and without effect.

          5.  EXERCISE OF DISCRETIONARY OPTIONS.  The
Discretionary Options shall be exercised as specified in the Plan.

          6.  SPECIFIC RESTRICTIONS UPON DISCRETIONARY OPTION
SHARES. The Employee hereby agrees with the Corporation as follows:

          (a) The Employee shall acquire the Discretionary Option Shares for investment purposes only and not with a view to resale or other distribution thereof to the public in vio-lation of the Securities Act of 1933, as amended (the "Securi-ties Act"), and shall not dispose of any Discretionary Option Shares in any transaction which, in the opinion of counsel to the Corporation, would violate the Securities Act, or the rules and regulations thereunder, or any applicable state securities, or "blue sky", laws;

          (b) If any Discretionary Option Shares shall be registered under the Securities Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any Discretionary Option Shares shall be made by the Employee (or any other person) under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the Securities Act; and

          (c) The Corporation shall have the authority to endorse upon the certificate or certificates representing the Discretionary Option Shares such legends referring to the foregoing restrictions or any restrictions resulting from the fact that the Employee is a party to the Stockholders' Agree-ment.

          7. TERMINATION OF EMPLOYMENT. The employment of the Employee shall not be deemed to have terminated if the Employee is an employee of the Corporation or one of its sub-sidiaries who is absent upon a bona fide leave of absence or who is transferred to and becomes an employee of a subsidiary corporation or if he or she is an employee of a subsidiary corporation who is transferred to and becomes an employee of the Corporation or another subsidiary of the Corporation.
However, if a subsidiary corporation ceases to be a subsidi-ary, all employees of such subsidiary not theretofore trans-ferred to and becoming employees of the Corporation or of another subsidiary of the Corporation shall be deemed to have ceased to be Employees within the meaning of the Plan on the date such subsidiary ceases to be a subsidiary of the Corpora-tion. The provisions of this paragraph shall, however, be subject to the provisions of Section 16 of the Plan pertaining to the consequences of a merger or consolidation of the Corporation and/or a subsidiary with any other corporation.

          8. PAYMENT. Nothing herein contained or done pursuant hereto shall obligate the recipient of a Discretionary Option to purchase and/or pay for any Discretionary Option Shares except those Discretionary Option Shares in respect of which the holder of the Discretionary Option shall have exercised such option to purchase hereunder in the manner hereinabove provided.

          9. TIME. Time shall be of the essence for this Agreement.

          10. BINDING EFFECT. This Agreement shall enure to the benefit of and be binding upon the parties hereto, their heirs, successors and permitted assigns.

          11. THE EMPLOYEE HEREBY REPRESENTS, WARRANTS AND ACKNOWLEDGES TO THE CORPORATION THAT THE EMPLOYEE IS AN EMPLOYEE OF THE CORPORATION OR AN AFFILIATE OF THE CORPORATION AND THAT THE EMPLOYEE WAS NOT AND IS NOT INDUCED TO ENTER INTO THIS AGREEMENT BY AN EXPECTATION OF EMPLOYMENT OR CONTINUED EMPLOYMENT.

          12. NOTICES. Any notice required or permitted un-der this Agreement shall be deemed given when delivered per-sonally, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, to the Employee at his or her address set forth below or such other address as he or she may designate in writing to the Corporation, or to the Corporation, 3920 Arkwright Road, Macon, Georgia, 31210, Attention: Corporate Secretary or such other address(es) as the Corporation may designate in writing to the Employee.

          13. FAILURE TO ENFORCE NOT A WAIVER. The failure of the Corporation to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

          14. GOVERNING LAW. This Agreement shall be gov-erned by and construed according to the laws of the State of Delaware, without regard to principles of conflict of laws.

          15. PROVISIONS OF PLAN. The Discretionary Options provided for herein are granted pursuant to the Plan, and said Discretionary Options and this Agreement are in all respects governed by the Plan and subject to all of the terms and pro-visions thereof, whether such terms and provisions are incor- porated in this Agreement solely by reference or are expressly cited herein. For greater certainty, without limiting the generality of the foregoing, the Employee agrees to be bound by any amendments to the Plan or this Agreement made by the Compensation Committee of the Board of Directors of the Corporation in accordance with the provisions of the Plan to conform the Plan or this Agreement and to the rules and regulations of any national securities exchange on which the Corporation proposes to list any of its shares. From and after the date, if any, on which any shares are listed on any national securities exchange, the terms and conditions of this Agreement and the implementation thereof shall be subject to the rules and regulations of such exchange, and, in the event of any inconsistency between the terms and conditions of this Agreement and the rules and regulations of any such exchange, the rules and regulations of such exchange shall prevail.

         IN WITNESS WHEREOF, the Corporation has executed this Agreement in duplicate on the day and year first above written.

                              BLUE BIRD CORPORATION



                              By: /S/   Paul E. Glaske
                                 ----------------------------
                                 Name:  Paul E. Glaske
                                 Title: Chairman of the Board
                                          and President


The undersigned hereby accepts, and agrees to, all terms and provision of the foregoing Agreement.


                                  /S/ Bobby G. Wallace
                                 ----------------------------
                                      Bobby G. Wallace



                                   1618 Clarendon
                                 ----------------------------
                                      ADDRESS


                                 Longview, Texas  75601
                                 ----------------------------

                           BLUE BIRD CORPORATION

           CONSENT OF THE MEMBERS OF THE COMPENSATION COMMITTEE
                         OF THE BOARD OF DIRECTORS
                            IN LIEU OF A MEETING


          The undersigned, being all the members of the Compensation Committee of the Board of Directors of Blue Bird
Corporation, do hereby consent without a meeting of the Compensation Committee, to the adoption of the resolutions at-tached hereto.

DATED as of the 27th day of January, 1997.



                                     /S/ Alfred C. Daugherty
                                     -----------------------
                                         Alfred C. Daugherty


                                     /S/ Paul E. Glaske
                                     -----------------------
                                         Paul E. Glaske


                                     /S/ Alexis P. Michas
                                     -----------------------
                                         Alexis P. Michas

          WHEREAS, the Compensation Committee of the Board of Directors (the "Committee") of Blue Bird Corporation (the "Corporation") has determined that it is in the best interests of the Corporation to grant certain stock options to Mr. Bobby G. Wallace, an officer of the Corporation, pursuant to the Corporation's Management Stock Option Plan (the "Plan").

          NOW, THEREFORE, BE IT:

          RESOLVED, that, pursuant to the Plan, Mr. Bobby G.
Wallace be, and he hereby is, granted 40,000 options to purchase 40,000 Shares (as defined in the Plan), upon execution by Mr. Wallace of an appropriate option agreement;

          FURTHER RESOLVED, that such options shall be Discretionary Options (as defined in the Plan);

          FURTHER RESOLVED, that such Discretionary Options shall be granted as of February 3, 1997, and shall be fully vested and exercisable on and as of such date; and

          FURTHER RESOLVED, that the Option Price (as defined in the Plan) of such Discretionary Options shall be $9.00, subject to adjustment as provided in the Plan.